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                              MEDITRUST                               EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                                               Year ended December 31,
                                                                                   -----------------------------------------------
Primary                                                                            1994                 1993                  1992
                                                                                   -----                -----                 ----
Weighted average shares                                                           35,314                31,310                26,360
Dilutive effect of:
  Stock options                                                                       88                   119                   173
  Warrants                                                                            21                    62                    99
                                                                                 -------               -------               -------
Weighted average number of shares and
  equivalent shares outstanding                                                   35.423                31,491                26,632
                                                                                 =======               =======               =======
Net income                                                                       $80,460               $63,636               $51,358
                                                                                 =======               =======               =======
Per Share amounts:
   Net income  per share (A)                                                     $  2.27               $  2.02               $  1.93
                                                                                 =======               =======               =======

(A)  This calculation is submitted in accordance with Regulation S-K item 601
     (b) (11) although not required by footnote 2 to paragraph 14 of APB Opinion
     No. 15 because it results in dilution of less than 3%.




Fully Diluted
Weighted average number of shares used
  in primary calculation                                                            35,423               31,491               26,632
Assumed conversion of convertible debentures                                         7,060                5,246                2,491
                                                                                  --------             --------             --------
Fully diluted weighted average shares
  and equivalent shares outstanding                                                 42,483               36,737               29,123
                                                                                  ========             ========             ========
Net income                                                                        $ 80,460             $ 63,636             $ 51,358
Interest and debt issuance costs
  on convertible debentures                                                         18,632               12,352                6,277
                                                                                  --------             --------             --------
Adjusted net income for fully diluted
  calculation                                                                     $ 99,092             $ 75,988             $ 57,635
                                                                                  ========             ========             ========
   Net income per share (B)                                                       $   2.33             $   2.07             $   1.98
                                                                                  ========             ========             ========



(B)  This calculation is submitted in accordance with Regulation S-K item 601(b)
     (11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

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